                                                                   EXHIBIT 99(b)














































TAMARIS PLC

FINANCIAL STATEMENTS

FOR THE TWO YEARS ENDED

31 MARCH 1998 AND 1997

REPORT OF INDEPENDENT ACCOUNTANTS TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF TAMARIS PLC

TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF TAMARIS PLC ("THE COMPANY") AND ITS SUBSIDIARIES ("THE GROUP")

We have audited the accompanying consolidated balance sheets of Tamaris PLC and its subsidiaries as at 31 March 1998 and 1997 and the related consolidated profit and loss accounts and consolidated cashflow statements for the two years ended 31 March 1998

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

The Company Directors are responsible for the preparation of financial statements. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.


BASIS OF OPINION

We conducted our audits in accordance with Auditing Standards generally accepted in the United Kingdom and the United States. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the Directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.


OPINION

In our opinion the financial statements give a true and fair view of the state of the affairs of the Company and the Group as at 31 March 1998 and 1997 and of the profit of the Group for the two years then ended and have been properly prepared in accordance with accounting principles generally accepted in the United Kingdom and the Companies Act 1985.

United Kingdom accounting standards vary in certain important respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of consolidated net profit for the two years ended 31 March 1998 and the determination of consolidated shareholders' equity and consolidated financial position as at 31 March 1998 and 1997 to the extent summarised in note 35 to the consolidated financial statements.


GRANT THORNTON
REGISTERED AUDITORS
CHARTERED ACCOUNTANTS

LONDON
29 JULY 1998 (EXCEPT FOR NOTE 35 AS TO WHICH
THE DATE IS 23 DECEMBER 1998)

TAMARIS PLC
CONSOLIDATED PROFIT AND LOSS ACCOUNT
FOR THE YEAR ENDED 31 MARCH 1998



                                                             NOTES          1998            1997
                                                                       (Pound)'000       (Pound)'000
TURNOVER                                                       2
  Continuing operations                                                     29,952          19,124
  Acquisitions                                                               6,341               -
                                                                        ----------       ---------

                                                                            36,293          19,124

Staff costs                                                    5           (19,649)        (10,995)
Depreciation                                                                  (437)           (332)
Other operating charges                                                    (13,700)         (6,474)
                                                                        ----------       ---------

OPERATING PROFIT                                               3
  Continuing operations                                                      1,535           1,323
  Acquisitions                                                                 972               -
                                                                        ----------       ---------
                                                                             2,507           1,323

Profit on sale of fixed assets                                 4                 -           1,622
                                                                        ----------       ---------
                                                                             2,507           2,945

Net interest                                                   7              (436)           (293)
                                                                        ----------       ---------

PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION                  2             2,071           2,652

Taxation                                                       8              (631)           (359)
                                                                        ----------       ---------

PROFIT FOR THE FINANCIAL YEAR                                  9             1,440           2,293

Dividends                                                     10              (962)           (480)
                                                                        ----------       ---------
PROFIT TRANSFERRED TO RESERVES                                22               478           1,813
                                                                        ==========       =========

EARNINGS PER ORDINARY SHARE                                   11             0.19p           0.46p
                                                                        ==========       =========


There were no recognised gains or losses other than the profit for the financial year.

The accompanying accounting policies and notes form an integral part of these financial statements.

TAMARIS PLC

NOTE OF HISTORICAL COST PROFITS AND LOSSES

FOR THE YEAR ENDED 31 MARCH 1998

_______________________________________________________________________________________________________________


                                                                                          1998             1997
                                                                                    Pound '000         Pound '000

Profit on ordinary activities before taxation                                            2,071              2,652

Realisation of revaluation gains of previous year                                            -                472

Difference between historical cost depreciation charge and depreciation charge
based on revalued amounts                                                                    -                  8
                                                                                    ----------          ---------
Historical cost profit on ordinary activities before taxation                            2,071              3,132
                                                                                    ==========          =========
Historical cost profit transferred to reserves                                             478              2,293
                                                                                    ==========          =========

TAMARIS PLC

CONSOLIDATED BALANCE SHEET AT 31 MARCH 1998



______________________________________________________________________________________________________________

                                                                   NOTES              1998             1997
                                                                                   Pound'000         Pound'000
FIXED ASSETS
Tangible assets                                                       12              26,671             7,995
Investments                                                           13                 208               427
                                                                                   ---------         ---------

                                                                                      26,879             8,422
                                                                                   ---------        ----------

CURRENT ASSETS
Debtors: amounts falling due after more than one year                 15               8,639               852
Debtors                                                               14              11,396             4,167
Cash at bank and on deposit                                          19e               3,800             4,701
                                                                                   ---------         ---------

                                                                                      23,835             9,720

CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR                        16             (15,901)           (4,915)
                                                                                   ---------         ---------

NET CURRENT ASSETS                                                                     7,934             4,805
                                                                                   ---------         ---------

TOTAL ASSETS LESS CURRENT LIABILITIES                                                 34,813            13,227

CREDITORS: AMOUNTS FALLING DUE AFTER
MORE THAN ONE YEAR                                                    17             (10,189)           (4,116)
                                                                                   ---------         ---------

NET ASSETS                                                                            24,624             9,111
                                                                                   =========         =========

CAPITAL AND RESERVES
Called up share capital                                               21               7,053             1,333
Share premium account                                                 22              14,410             4,582
Other reserve                                                         22                 202               715
Profit and loss account                                               22               2,959             2,481
                                                                                   ---------         ---------

SHAREHOLDERS' FUNDS                                                   23              24,624             9,111
                                                                                   =========         =========

EQUITY SHAREHOLDERS' FUNDS                                                            20,124             9,111
NON-EQUITY SHAREHOLDERS' FUNDS                                                         4,500                 -
                                                                                   ---------         ---------

                                                                                      24,624             9,111
                                                                                   =========         =========



The accompanying accounting policies and notes form an integral part of these financial statements.

TAMARIS PLC

COMPANY BALANCE SHEET AT 31 MARCH 1998



___________________________________________________________________________________________________________________

                                                                        NOTES              1998             1997
                                                                                        Pound'000         Pound'000
FIXED ASSETS
Tangible assets                                                            12                 544               476
Investments                                                                13               7,217             4,675
                                                                                        ---------         ---------
                                                                                            7,761             5,151
                                                                                        ---------         ---------

CURRENT ASSETS
Debtors: amounts falling due after more than one year                      15               1,000                 -
Debtors                                                                    14              19,029             2,506
Cash at bank and on deposit                                                                   131             1,441
                                                                                        ---------         ---------
                                                                                           20,160             3,947

CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR                             16              (3,335)           (1,167)
                                                                                        ---------         ---------
NET CURRENT ASSETS                                                                         16,825             2,780
                                                                                        ---------         ---------
TOTAL ASSETS LESS CURRENT LIABILITIES                                                      24,586             7,931

CREDITORS: AMOUNTS FALLING DUE AFTER
MORE THAN ONE YEAR                                                         17                 (37)              (74)
                                                                                        ---------         ---------
NET ASSETS                                                                                 24,549             7,857
                                                                                        =========         =========

CAPITAL AND RESERVES
Called up share capital                                                    21               7,053             1,333
Share premium account                                                      22              14,410             4,582
Merger reserve                                                             22               2,833             1,742
Profit and loss account                                                    22                 253               200
                                                                                        ---------         ---------

SHAREHOLDERS' FUNDS                                                        23              24,549             7,857
                                                                                        =========         =========

EQUITY SHAREHOLDERS' FUNDS                                                                 20,049             7,857
NON-EQUITY SHAREHOLDERS' FUNDS                                                              4,500                 -
                                                                                        ---------         ---------
                                                                                           24,549             7,857
                                                                                        =========         =========

The accompanying accounting policies and notes form an integral part of these financial statements.

TAMARIS PLC

CONSOLIDATED CASH FLOW STATEMENT
FOR THE YEAR ENDED 31 MARCH 1998

_______________________________________________________________________________________________________________




                                                                           NOTES           1998             1997
                                                                                        (Pound )'000     (Pound)'000
NET CASH (OUTFLOW)/INFLOW FROM OPERATING ACTIVITIES                            25          (3,476)            1,782
                                                                                        =========         =========

RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Interest paid                                                                                (634)             (750)
Interest element of hire purchase agreements                                                  (24)              (12)
Interest received                                                                             222               469
                                                                                        ---------         ---------

NET CASH OUTFLOW FROM RETURNS ON
INVESTMENTS AND SERVICING OF FINANCE                                                         (436)             (293)
                                                                                        ---------         ---------

TAXATION
Tax (paid)/recovered                                                                          (40)               52
                                                                                        ---------         ---------

CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT
Payments to acquire tangible fixed assets                                                  (2,388)           (1,301)
Loan to Tamaris International Limited                                                      (3,600)                -
Purchase of investments                                                                      (729)             (325)
Receipts from sales of tangible fixed assets (net of expenses)                                  -            13,714
Receipts from disposal of investment                                                          198                 -
                                                                                        ---------         ---------

NET CASH (OUTFLOW)/INFLOW FROM CAPITAL EXPENDITURE
AND FINANCIAL INVESTMENT                                                                   (6,519)           12,088
                                                                                        ---------         ---------

ACQUISITIONS AND DISPOSALS                                                     28
Purchase of subsidiary undertaking                                                              -            (1,054)
Net cash taken over on purchase of subsidiary undertaking                                     273                 -
Purchase of care home businesses (net of sale receipts)                                     1,431            (4,588)
Purchase of commercial property portfolio                                                  (5,410)                -
                                                                                        ---------         ---------
NET CASH OUTFLOW FROM ACQUISITIONS AND DISPOSALS                                           (3,706)           (5,642)
                                                                                        ---------         ---------

EQUITY DIVIDENDS PAID                                                                        (560)             (374)
                                                                                        ---------         ---------
MANAGEMENT OF LIQUID RESOURCES
Deposits                                                                      19e               -            (2,830)
                                                                                        ---------         ---------

FINANCING
Capital element of hire purchase agreements                                                   (98)              (57)
Receipts from borrowing                                                                     8,745             1,000
Repayment of borrowing                                                                       (773)           (4,480)
Issue of ordinary share capital                                                             4,666               801
Share issue expenses                                                                         (626)              (99)
                                                                                        ---------         ---------
NET CASH INFLOW/(OUTFLOW) FROM FINANCING                                                   11,914            (2,835)
                                                                                        ---------         ---------

(DECREASE)/INCREASE IN CASH                                                    26          (2,823)            1,948
                                                                                        =========         =========


The accompanying accounting policies and notes form an integral part of theses financial statements.

TAMARIS PLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 1998

________________________________________________________________________________


1        ACCOUNTING POLICIES

a)       ACCOUNTING CONVENTION

The financial statements are prepared under the historical cost convention, except for investment properties.

b)       ACCOUNTING STANDARDS

The financial statements have been prepared in accordance with applicable accounting standards. The principal accounting policies of the Group have remained unchanged from the previous year and are set out below.

c)       BASIS OF CONSOLIDATION

The Group financial statements consolidate the financial statements of the Company and its subsidiary undertakings (see note 13). The results of subsidiary undertakings acquired during the year are included from the date of acquisition. On acquisition of a subsidiary, all of the subsidiary's assets and liabilities which exist at the date of acquisition are recorded at their fair values reflecting their condition at that date.

The Company takes advantage of merger relief offered by Section 131 of the Companies Act 1985 in respect of the consideration received in excess of the nominal value of the equity shares issued in connection with the acquisition of Caledonian Care Limited.

The Company has taken advantage of the exemption permitted by Section 230 of the Companies Act 1985 and has not published its own profit and loss account in these financial statements.

d)       ASSOCIATED UNDERTAKINGS

When appropriate, undertakings, other than subsidiary undertakings in which the Group has a long-term investment representing at least 20% of the voting rights and over which it exerts significant influence, are treated as associated undertakings. The Group's share of the profits less losses are included in the Group profit and loss account.

The Group balance sheet includes the investment in the associated undertaking at the Group's share of net assets. The Company balance sheet shows the investment in the associated undertaking at cost.

e)       INVESTMENTS

Investments are included at cost.

f)       TANGIBLE FIXED ASSETS

Fixed assets are included at cost less depreciation.

The Group capitalises, as short leasehold interests, the costs associated with the acquisition of the operating leases of the care home businesses that comprise the continuing ordinary activities of the Group.

TAMARIS PLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 1998
________________________________________________________________________________
g)       DEPRECIATION

Depreciation is provided on the cost or valuation of tangible fixed assets less estimated residual values over their estimated useful lives at the following annual rates:

Freehold properties                          50 years
Short leasehold interests                    period of lease
Plant and equipment                          5% on net book value
Furniture and fittings                       15% on net book value
Office equipment                             10% on net book value
Motor vehicles                               25% on cost

h)       INVESTMENT PROPERTIES

In accordance with Statement of Standard Accounting Practice No 19, certain of the Group's properties are held for long-term investment and are included in the balance sheet at their open market values. The surpluses or deficits on revaluation of such properties are transferred to the investment property revaluation reserve. Depreciation is not provided in respect of freehold investment properties. Leasehold investment properties are not amortised where the unexpired term is over twenty years.

This policy represents a departure from statutory accounting principles, which require depreciation to be provided on all fixed assets. The Directors consider that this policy is necessary in order that the financial statements may give a true and fair view, because current values and changes in current values are of prime importance rather than the calculation of systematic annual depreciation. Depreciation is only one of many factors reflected in the valuation and the amount which might otherwise have been shown cannot be separately identified or quantified.


i)       HIRE PURCHASE AND LEASING CONTRACTS

Assets held under finance lease and hire purchase contracts are capitalised in the balance sheet and depreciated over their useful lives. The interest element of leasing payments represents a constant proportion of the capital balance outstanding and is charged to the profit and loss account over the period of the agreement.

All other leases are regarded as operating leases and the payments made under them are charged to the profit and loss account on a straight line basis over the lease term.

j)       GOODWILL

When a subsidiary company or business is acquired, the difference at the date of acquisition between the fair value of tangible assets and liabilities acquired and the consideration is written off directly to reserves.

For all future accounting periods, purchased goodwill and goodwill arising on acquisition will be capitalised and amortised on a straight line basis over its estimated useful economic life, following the implementation of Financial Reporting Standard No 10.

TAMARIS PLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 1998
_______________________________________________________________________________


k)       DEFERRED TAXATION

Deferred taxation is provided to take account of timing differences between the treatment of certain items for accounts purposes and for taxation purposes, only to the extent it is probable that a liability or asset will crystallise in the foreseeable future. Unprovided deferred tax is disclosed as a contingent liability.

Debit balances arising in respect of advance corporation tax on dividends payable or proposed are carried forward to the extent that they are expected to be recoverable.

l)       PENSION COSTS

No Group or Company pension scheme exists. Where payments to an employee's own pension scheme have been agreed the cost is charged to the profit and loss account when incurred.

m)       TURNOVER

Turnover represents the amount receivable for services provided.

TAMARIS PLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 1998
________________________________________________________________________________


2        TURNOVER AND PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION

The Group's turnover and results before taxation are principally attributable to one activity, the provision and management of long-term facilities for the elderly and for the physically and mentally disabled.

However, during the year, the Group acquired a portfolio of commercial property. Segmental information in respect of these activities is set out in the table below.

Turnover arises solely from activities within the United Kingdom.

The amounts shown for continuing operations include the following in respect of acquisitions:

                                                                          1998
                                                                       Pound'000

Staff costs                                                                2,924
Depreciation                                                                  27
Other operating charges                                                    2,418
                                                                       ---------
                                                                           5,369
                                                                       =========



SEGMENTAL INFORMATION

                                      TURNOVER                     PROFIT BEFORE TAX                 NET ASSETS
                               1998               1997           1998             1997          1998             1997
                             Pound'000         Pound'000      Pound'000        Pound'000     Pound'000        Pound'000
Care Homes
- continuing operations         29,952            19,124          1,396            2,652        23,820            9,111
- acquisitions                   5,755                 -            471                -           663                -
Commercial property
- acquisitions                     586                 -            204                -           141                -
                             ---------         ---------   ------------        ---------    ----------        ---------
                                36,293            19,124          2,071            2,652        24,624            9,111
                             =========         =========   ============        =========    ==========        =========

TAMARIS PLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 1998

________________________________________________________________________________


3        OPERATING PROFIT

         Operating profit is stated after charging:

                                                                                                     1998             1997
                                                                                                  Pound'000         Pound'000
         Auditors' remuneration :
           Audit services                                                                                94                50
           Non audit services                                                                           139               152
           Less amounts capitalised on acquisitions                                                     (99)              (98)
         Operating lease rentals: land and buildings                                                  7,920             3,056
                                                                                                  =========         =========

4        PROFIT ON SALE OF FIXED ASSETS

                                                                                                    1998                1997
                                                                                                  Pound'000         Pound'000

         Profit on sale of fixed assets in  continuing operations                                         -             1,622
                                                                                                  =========         =========

Immaterial profits on the sale of fixed assets which comprise part of ordinary activities are included within the operating profit of the Group.


5        STAFF COSTS


                                                                                                   1998             1997
                                                                                                Pound'000          Pound'000

         Employee costs including Directors' emoluments during the year were:
         Salaries and wages                                                                        18,536             10,375
         Social security costs                                                                      1,078                578
         Pension costs                                                                                 35                 42
                                                                                                ---------          ---------
                                                                                                   19,649             10,995
                                                                                                =========          =========

                                                                                                  NUMBER           NUMBER
         The average numbers of staff employed during the year were:
         Management and administration                                                               208               72
         Nursing and ancillary services                                                            2,413            1,431
                                                                                                --------          -------
                                                                                                   2,621            1,503
                                                                                                ========          =======

TAMARIS PLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 1998

________________________________________________________________________________


6        DIRECTORS' EMOLUMENTS

The information given in this note also constitutes part of the Report of the Remuneration Committee.

                                       SALARY,
                                      BENEFITS    ANNUAL     TOTAL                   PENSION
                                      AND FEES    BONUS                           CONTRIBUTIONS
                                                             1998         1997        1998         1997
                                     Pound'000  Pound'000  Pound'000   Pound'000      Pound'000  Pound'000

EXECUTIVE DIRECTORS
W Fitch                                     40          -         40         283              -          -
B A Maxwell- highest paid                   93          -         93         173             21         33
G Willis                                    77         15         92           -              5          -

NON-EXECUTIVE DIRECTORS - FEES
B McFadzean                                 25          -         25          25              -          -
R Pears                                     25          -         25          25              -          -
                                     ---------  ---------  ---------   ---------   ------------  ---------

                                           260         15        275         506             26         33
                                     =========  =========  =========   =========   ============  =========

The salary for Barbara-Ann Maxwell includes benefits in kind valued at (Pound)5,000 (1997 - (Pound)8,000) in respect of company car, insurance, permanent health insurance and personal accident and life cover. Her pension contributions, which are to a money purchase scheme, includes (Pound)nil (1997 - (Pound)20,000) from bonus allocation.

The salary for Graeme Willis includes benefits in kind valued at (Pound)8,000 (1997 - (Pound)nil) in respect of company car. His pension contributions are to a money purchase scheme.


                                                       NO OF          DATE OF          DATE OF         EXERCISE
SHARE OPTIONS                                          SHARES            GRANT         EXERCISE    PRICE P/SHARE

William Fitch                                       3,536,570           9.9.93       10.9.95 to                2
                                                                                        9.9.98
Barbara-Ann Maxwell                                 3,536,570           9.9.93       10.9.96 to             2.25
                                                                                        9.9.03
Graeme Willis (granted as an employee)                125,000          23.6.95       26.4.98 to                2
                                                                                       23.6.05


Further information regarding options is given at notes 21(i) and 21(ii).

The market price of the shares at the year end was 2.25p per share (1997 - 3.0p) and the market price fluctuated from 2.0p per share to 3.5p per share during the year (1997 - 2.25p to 3.25p).

TAMARIS PLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 1998

________________________________________________________________________________



DIRECTORS' EMOLUMENTS (CONTINUED)

In respect of the Directors, no options were granted, exercised or lapsed during the year, except for the exercise by CAP Investments Limited (a company controlled by Barry McFadzean) which exercised its option over 3,536,570 shares on 11 June 1997, at which time the market price of the shares was 2.75p each, realising a gain of (Pound)26,524. The aggregate gain to the Company, in terms of share premium, was (Pound)61,890.

Since the year end the following share options were granted to the Directors on 17 June 1998 under the terms of the 1997 Executive Share Option Scheme in respect of ordinary shares of 0.25p each.

                                                                    NUMBER OF
                                                                      SHARES

Barbara-Ann Maxwell                                                 4,000,000
Graeme Willis                                                       2,500,000
                                                                   ----------
                                                                    6,500,000
                                                                   ==========

The shares are exercisable between 18 June 2001 and 17 June 2008 and the exercise price per share is 2p.


BONUS SCHEME

Under a bonus scheme introduced with effect from 1 April 1996, the remuneration committee initiated a bonus pool from which William Fitch and Company would receive five parts and Barbara-Ann Maxwell would receive three parts, paid as follows: (1) an on account payment, representing 50% of the anticipated annual bonus, would be made on publication of the interim results; and (2) the balance immediately after the publication of the audited accounts. The pool is to be funded by reference to a sliding scale based on the increase in the earnings per share of the Company in any year, adjusted by the increase in RPI in the previous calendar year. There is a cap on the pool of (Pound)300,000. In addition the pool will receive (Pound)20,000 if the Price to Earnings ratio of the Company at the end of the second working day following publication of its annual results is more than 110% of the average of the Price to Earnings ratio of the five to ten most comparable quoted companies in the opinion of the Company's brokers. Conversely if the Price to Earnings ratio is less than 90% (Pound)20,000 will be withdrawn from the bonus pool.

Graeme Willis is eligible for an annual bonus , the level of which is determined at the discretion of the Remuneration Committee.

TAMARIS PLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 1998

________________________________________________________________________________


7        NET INTEREST


                                                                                    1998             1997
                                                                                 Pound'000          Pound'000
          Interest payable:
          On bank loans and overdrafts                                                 359                587
          Hire purchase interest                                                        24                 12
          Other loan interest                                                          275                163
                                                                                 ---------          ---------

                                                                                       658                762

          Interest receivable                                                         (222)              (469)
                                                                                 ---------          ---------

          Net interest payable                                                         436                293
                                                                                 =========          =========

8        TAXATION ON ORDINARY ACTIVITIES


                                                                                    1998              1997
                                                                                 Pound'000          Pound'000

          The tax charge is based on the profit for the year and represents:

          Corporation tax at 31% (1997 - 33%)                                          631                359
                                                                                 =========          =========


The taxation charge for 1997 was reduced by rollover relief on property gains, accelerated capital allowances, loss relief and other timing differences.


9        PROFIT FOR THE FINANCIAL YEAR

The Group profit for the year includes (Pound)1,015,000 (1997 - (Pound)499,000) which is dealt with in the financial statements of the Company.

TAMARIS PLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 1998

________________________________________________________________________________


10       DIVIDENDS


                                                                                   1998               1997
                                                                                Pound'000          Pound'000

          EQUITY DIVIDENDS
          Ordinary shares
          Interim dividend of  0.02584p per share paid                                201                121
          12 February 1998  (1997 - 0.024610p)

          Proposed final dividend of 0.06229p per share (1997 - 0.05663p)             704                359
                                                                                ---------          ---------

                                                                                      905                480
          NON-EQUITY DIVIDENDS
          Preference dividend of 7.2p per share                                        57                  -
                                                                                ---------          ---------
                                                                                      962                480
                                                                                =========          =========

The proposed final dividend will be payable on 16 September 1998, on the qualifying ordinary shares in issue on 26 June 1998. The dividend on the preference shares will be payable on 30 September 1998.


11       EARNINGS PER ORDINARY SHARE

The calculation of the earnings per share is based on the profits after taxation and preference dividends of (Pound)1,383,000 (1997 - (Pound)2,293,000) and the weighted average of 727,659,727 ordinary shares (1997 - 501,068,052 ordinary shares) in issue during the year. The fully diluted earnings per share is not materially different to the basic calculation.

TAMARIS PLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 1998

________________________________________________________________________________


12       TANGIBLE FIXED ASSETS


                                       FREEHOLD                       SHORT          PLANT
                                       LAND AND     INVESTMENT      LEASEHOLD       FIXTURES         MOTOR
                                      BUILDINGS     PROPERTIES      INTERESTS     AND FITTINGS      VEHICLES          TOTAL
                                      Pound'000      Pound'000      Pound'000        Pound'000     Pound'000        Pound'000

          GROUP
          Cost or valuation
          At 1 April 1997                 1,186              -          5,699            1,402           182            8,469
          Additions                         499              -          1,126              907           316            2,848
          Acquisitions                    2,691          9,458          3,887              194            51           16,281
          Disposals                           -              -              -                -           (23)             (23)
                                      ---------     ----------      ---------     ------------     ---------        ---------

          At 31 March 1998                4,376          9,458         10,712            2,503           526           27,575
                                      ---------     ----------      ---------     ------------     ---------        ---------

          Depreciation
          At 1 April 1997                    24              -             77              327            46              474
          Provided in year                   31              -            285               71            50              437
          Disposals                           -              -              -                -            (7)              (7)
                                      ---------     ----------      ---------     ------------     ---------        ---------
          At 31 March 1998                   55              -            362              398            89              904
                                      ---------     ----------      ---------     ------------     ---------        ---------
          Net book value at
          31 March 1998                   4,321          9,458         10,350            2,105           437           26,671
                                      ---------     ----------      ---------     ------------     ---------        ---------
          Net book value at
          31 March 1997                   1,162              -          5,622            1,075           136            7,995
                                      =========     ==========      =========     ============     =========        =========

TAMARIS PLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 1998

________________________________________________________________________________


TANGIBLE FIXED ASSETS (CONTINUED)

                                                               FREEHOLD            PLANT
                                                               LAND AND     FIXTURES AND            MOTOR
                                                              BUILDINGS         FITTINGS         VEHICLES           TOTAL
                                                                Pound'000      Pound'000        Pound'000         Pound'000
          COMPANY
          Cost
          At 1 April 1997                                             -              531              153             684
          Additions                                                 103               32                -             135
          Disposals                                                   -                -              (23)            (23)
                                                              ---------     ------------         --------          ------

          At 31 March 1998                                          103              563              130             796
                                                              ---------     ------------         --------          ------

          Depreciation
          At 1 April 1997                                             -              170               38             208
          Provided in year                                            -               22               29              51
          Disposals                                                   -                -               (7)             (7)
                                                              ---------     ------------         --------          ------

          At 31 March 1998                                            -              192               60             252
                                                              ---------     ------------         --------          ------

          Net book value at
          31 March 1998                                             103              371               70             544
                                                              =========     ============         ========          ======

          Net book value at
          31 March 1997                                               -              361              115             476
                                                              =========     ============         ========          ======

TAMARIS PLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 1998

________________________________________________________________________________


TANGIBLE FIXED ASSETS (CONTINUED)

The figures stated above include assets held under hire purchase agreements, as follows.

                                                                     THE GROUP                           THE COMPANY
                                                              PLANT,             MOTOR   PLANT, FIXTURES            MOTOR
                                                            FIXTURES          VEHICLES      AND FITTINGS         VEHICLES
                                                        AND FITTINGS         Pound'000         Pound'000        Pound'000
                                                           Pound'000

          Net book amount at 31 March 1998                       202               223               101               47
                                                        ============          ========      ============         ========

          Net book amount at 31 March 1997                       160                69               112               57
                                                        ============          ========      ============         ========


          Depreciation provided in the year                       21                33                11               10
                                                        ============          ========      ============         ========


The Directors consider that the market value of investment properties at the year-end is not significantly different to cost.

13       FIXED ASSET INVESTMENTS

         GROUP                                                    COST        ADDITIONS        DISPOSALS            COST
                                                                   1997                                              1998
                                                                Pound'000     Pound'000        Pound'000        Pound'000
          Own shares held through Tamerise Limited                  102                -                -             102
          Other participating interests                               -              106                -             106
          Other investment (unlisted)                               325                -             (325)              -
                                                                -------           ------         --------          ------
                                                                    427              106             (325)            208
                                                                =======           ======         ========          ======

          COMPANY                                                  COST        ADDITIONS        DISPOSALS            COST
                                                                   1997                                              1998
                                                                Pound'000      Pound'000        Pound'000         Pound'000

          Shares in subsidiaries                                  4,248            2,761                -           7,009
          Own shares held through Tamerise Limited                  102                -                -             102
          Other participating interests                               -              106                -             106
          Other investment (unlisted)                               325                -             (325)              -
                                                                -------           ------         --------          ------

                                                                  4,675            2,867             (325)          7,217
                                                                =======           ======         ========          ======

TAMARIS PLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 1998

________________________________________________________________________________


FIXED ASSETS INVESTMENTS (CONTINUED)

TAMERISE LIMITED
Tamerise Limited was incorporated in January 1991 and became the trustee of The Tamaris Employees Share Option Scheme Trust ("the Trust") in the following month. It is a wholly owned subsidiary of Tamaris plc but no Director of Tamaris is a Director of Tamerise. Under the terms of the Trust, Tamerise may acquire ordinary shares in Tamaris from time to time, either in the market, or by subscription. Benefits may be conferred on selected employees of Tamaris and/or its subsidiaries (both current and future subsidiaries) at the discretion of the trustee by methods including a direct bonus payment in cash or in shares with no payment required from the employee, a direct transfer of shares with payment of all or part required by the employee or the transfer of shares to an employee who exercises an option under Tamaris' existing share option schemes.

Tamerise Limited has bought the following Tamaris shares.


                                                                       Pound
Year ended:
 31 March 1991                                                         1,500,000
 31 March 1994                                                         2,917,684
 31 March 1996                                                           883,536
                                                                      ----------

                                                                       5,301,220
                                                                      ==========


On 30 November 1997, 100,000 shares were transferred, at 2p per share, upon the exercise of a share option. Options over a further 75,000 shares ceased to be exercisable during the year.

All acquisitions have been funded by non-interest bearing loans from Tamaris plc. The total Tamerise holding of 5,201,220 shares at the year-end represents 0.43% of Tamaris' current issued ordinary share capital. The market value of the shares held by Tamerise at 31 March 1998 was (Pound)117,000, calculated at 2.25p per share (1997 - (Pound)159,000 at 3p per share). Options granted to Group employees under Tamaris' Approved Share Option Scheme may be satisfied by the transfer of shares held by Tamerise, pursuant to the employees' trust. Details of the unexercised options granted to date are detailed in note 21(i).

The dividends payable to Tamerise were credited against the Group profit and loss account. Any costs involved in the administration of Tamerise are charged to the general overheads of Tamaris.


INTEREST IN OTHER PARTICIPATING INTERESTS

During 1998, Tamaris acquired 15% of the issued ordinary share capital of Tamaris International Limited, a care home company, registered in the United States of America.

OTHER INVESTMENTS (UNLISTED)

During 1998, Tamaris acquired and disposed of an aggregate interest of 34% of the issued ordinary share capital of The Nunnery Limited, a property investment company, registered in the Isle of Man.

During 1997, Tamaris advanced (Pound)325,000 for subscription to the ordinary share capital of GIO Limited, a property investment company, registered in the Isle of Man. The interest was sold during 1998.

TAMARIS PLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 1998

________________________________________________________________________________


FIXED ASSETS INVESTMENTS (CONTINUED)

INVESTMENT IN SUBSIDIARIES

The following were wholly owned subsidiary companies at 31 March 1998, all of which have been consolidated in the Group financial statements. The share capital of these companies was held either directly or indirectly (*) via an intermediate holding company.


Name of subsidiary

Care home operating companies
-----------------------------

Bearehill Limited
Belmont Nursing Home Limited, The
Bewick Waverley Limited
Caledonian Care Limited#
Caledonian Care (Turriff) Limited*
Cedarhurst Lodge Limited
Chapelfield View Limited
Chestnut Lodge Limited
Doulton Court Limited
Dounemead Limited
Duncare Limited *#
Edgewater Lodge Limited
Guthrie Court Limited
Keslaw Limited
Laudcare Limited
Leeland Limited
Lisnisky Limited
Lodge Care Services Limited
Lunan House Limited
Maldcare Limited
Meadowvale Care Limited
North East Pharmacies Limited
Osborne Limited
Quality Care Homes Limited (formerly Termrate Limited)
Ringdane Limited (formerly Tamaris (England) Limited)
Rosevale Lodge Limited
Saintfield Limited
Tamaris (England) Limited (formerly Ringdane Limited)
Tamaris (Scotland) Limited #
Tamaris (South East) Limited
Tamaris (Ulster) Limited +
Tamaris Healthcare Services Limited
Tammillec Limited (formerly Torrcare Limited)
Westview Lodge Limited

TAMARIS PLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 1998

________________________________________________________________________________



NAME OF SUBSIDIARY

Investment and intermediate holding companies
---------------------------------------------

Lifecare International plc
Lodge Care PLC
Tamaris Estates Limited
Tamaris Healthcare plc

Trustee for ESST
----------------

Tamerise Limited

All companies were incorporated in England and Wales except where indicated: # registered in Scotland, + registered in Northern Ireland


14       DEBTORS


                                                                                  1998                              1997
                                                                  GROUP          COMPANY            GROUP         COMPANY
                                                                Pound'000       Pound'000          Pound'000     Pound'000

          Trade debtors                                           3,712               60            1,433              36
          Other debtors                                           3,376            1,254            1,660             549
          Amounts owed by group undertakings                          -           13,831                -           1,488
          Amounts due from undertakings in
          which the group has a participating interest            3,600            3,600                -               -
          Prepayments and accrued income                            708              284            1,074             433
                                                               --------          -------           ------           ------
                                                                 11,396           19,029            4,167           2,506
                                                               ========          =======           ======           ======


Group and Company prepayments include costs of (Pound)174,000 (1997 - (Pound)279,000) incurred on anticipated future care home acquisitions.

Amounts owed by group undertakings are due within one year, but these amounts are for financing purposes and are unlikely to be entirely called in by the parent undertaking within the next twelve months.

Amounts due from other undertakings in which the parent company has a participating interest are due from Tamaris International Limited (see note 13). The loan earns interest at 15% per annum.

TAMARIS PLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 1998

________________________________________________________________________________


15        DEBTORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR


                                                                                   1998                             1997
                                                                  Group          Company             Group         Company
                                                                Pound'000        Pound'000          Pound'000     Pound'000
          Prepayments                                             5,553                -                -               -
          Other loans                                             1,000            1,000                -               -
          Other debtors                                           2,086                -              852               -
                                                                -------          -------          -------         -------

                                                                  8,639            1,000              852               -
                                                                =======          =======          =======         =======

Prepayments relate to a forward payment of rental costs which will be written off over the lease period of 30 years.

Other loans arise on the sale of shares in The Nunnery Limited and the Company has a charge over these shares pending repayment.

Other debtors relate to rent security deposits which are not expected to be recovered within a period of twenty years.


16       CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR


                                                                                  1998                             1997
                                                                  GROUP          COMPANY            GROUP         COMPANY
                                                                Pound'000       Pound'000          Pound'000      Pound'000

          Bank loans and overdrafts                               4,935            1,148            1,032               -
          Other loans                                               650                -                -               -
          Trade creditors                                         1,886              467              443             100
          Amount owed to group undertakings                           -              206                -               -
          Corporation tax                                         1,270              395              679             202
          Other taxes and social security costs                     853               72              217              14
          Proposed dividends                                        761              761              359             359
          Hire purchase agreements                                  162               47               49              43
          Accruals and deferred income                            5,384              239            2,136             449
                                                                -------           ------           ------          ------
                                                                 15,901            3,335            4,915           1,167
                                                                =======           ======           ======          ======

Details of the security provided for bank and other loans and overdrafts are given in note 19.

Amounts due under hire purchase agreements are secured on the assets to which they relate.

Further details of the repayment periods of borrowings are given in note 18.

TAMARIS PLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 1998

________________________________________________________________________________


An unsecured loan note for Pound1,500,000 in respect of the commercial property acquisition was granted and repaid during the year (see note 28).

TAMARIS PLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 1998
________________________________________________________________________________


17       CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                                                  1998                             1997
                                                                  GROUP          COMPANY            GROUP         COMPANY
                                                                Pound'000       Pound'000          Pound'000      Pound'000

          Bank loans                                              2,945                -              954               -
          Unsecured loan notes                                    3,000                -            3,000               -
          Unsecured loan                                             39                -               39               -
          Other loans                                             4,000                -                -               -
          Hire purchase agreements                                  205               37              123              74
                                                              ---------         --------         --------          ------

                                                                 10,189               37            4,116              74
                                                              =========         ========         ========          ======

Details of the security provided for bank and other loans, overdrafts and guarantees are given in note 19.

Amounts due under hire purchase agreements are secured on the assets to which they relate.

Further details of the repayment periods of borrowings are given in note 18.


18       BORROWINGS

                                                                                  1998                             1997
                                                                  GROUP          COMPANY            GROUP         COMPANY
                                                                Pound'000       Pound'000          Pound'000      Pound'000

          Within one year
          Hire purchase agreements                                  162               47               49              43
          Bank loans and overdrafts                               4,935            1,148            1,032               -
          Other loans                                               650                -                -               -

          After one and within two years
          Hire purchase agreements                                  136               37               49              44
          Bank loans                                                508                -               52               -
          Other loans                                               400                -                -               -

          After two years and within five years
          Hire purchase agreements                                   69                -               74              30
          Bank loans                                              1,527                -              175               -
          Other loans                                             3,600                -                -               -
          Unsecured loan notes                                    3,000                -            3,000               -
          Unsecured loan                                             39                -               39               -

          After five years
          Bank loans                                                910                -              727               -
                                                              ---------         --------         --------           ------

                                                                 15,936            1,232            5,197             117
                                                             ==========         ========         ========           ======

TAMARIS PLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 1998
________________________________________________________________________________



19       SECURED CREDITORS

         a)       ULSTER BANK LIMITED

                  Ulster Bank Limited has, as security for overdraft facilities of (Pound)223,000 for Edgewater Lodge Limited and (Pound)156,000 for Rosevale Lodge Limited, limited guarantees from Tamaris plc.

         b)       BARCLAYS BANK PLC

         i) Barclays Bank has a floating charge over the assets and business of the subsidiary company Lunan House Limited as its security for the loan facility of (Pound)1,280,000. The period remaining for the repayment of the loan is 19 years and the loan carries interest at 2.0% over the Bank's base lending rate. The indebtedness to Barclays at the year end was (Pound)1,254,896.

         ii) Westview Lodge Limited has an overdraft facility of (Pound) 120,000 from Barclays Bank that is guaranteed by Tamaris plc. Barclays also has a floating charge over Westview Lodge's undertakings, property and assets as security for the facility.

         iii) Barclays Bank has a fixed and floating charge over the assets and business of the subsidiary company Meadowvale Care Limited as security for a loan facility of (Pound)1,500,000. The loan is repayable upon disposal of the property. The indebtedness to Barclays at the year end was (Pound)1,500,000.

         iv) Barclays Bank has a fixed and floating charge over the assets and business of the subsidiary company Quality Care Homes Limited as security for a loan facility of (Pound)2,200,000. The loan term is 5 years commencing 22 February 1998 and the loan carries interest at 2% above the Bank's base lending rate. Capital repayments are made at a rate of (Pound)110,000 per quarter. The indebtedness to Barclays at the year end was (Pound)2,200,000.

         c)       NORWICH UNION MORTGAGES (GENERAL) LIMITED

         Norwich Union has a first legal charge over a portfolio of commercial property held by Tamaris Estates Limited, as security for a loan facility of (Pound)4,500,000. The loan term is 5 years commencing 24 September 1997 and carries interest at 1.7% above the gross redemption yield on 7% Treasury Stock 2002, payable quarterly in arrears. Capital repayments are made at a rate of (Pound)100,000 per quarter with the remaining balance repayable on the termination date. The indebtedness to Norwich Union at the year end was (Pound)4,400,000.

         d)       CNC PROPERTY MANAGEMENT LIMITED

         CNC Property Management Limited have a second legal charge over the commercial property portfolio referred to above, as security for a loan of (Pound)250,000 granted in conjunction with the acquisition of the property portfolio. The terms of the loan are as per the Norwich Union facility set out above, although Tamaris have the right of early repayment without penalty.

         e)       CLYDESDALE BANK PLC


         Clydesdale Bank has a fixed and floating charge over the assets of Tamaris (Scotland) Limited as its security for the guarantee facility of up to (Pound)3,080,000 made available to Tamaris (Scotland) Limited in relation to the unsecured loan notes of (Pound)3,000,000. A deposit of (Pound)2,830,000 has been made with Clydesdale Bank plc. It is included under current assets but is not available for Group use unless replaced by comparable security.

TAMARIS PLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 1998
________________________________________________________________________________


20       PROVISION FOR LIABILITIES AND CHARGES

         The deferred taxation not provided for in the financial statements is set out below and represents a contingent liability at the balance sheet date and is calculated using tax rates of 31% for the Group (1997
         - 33%). There are no unprovided amounts for the Company.

                                                                                                     GROUP
                                                                                                UNPROVIDED
                                                                                                      1998          1997
                                                                                                 Pound'000        Pound'000
           Accelerated capital allowances                                                              43               60
           Other timing differences                                                                     -                -
                                                                                                ---------         --------
                                                                                                       43               60
           Less: Trading losses                                                                       (43)             (60)
                                                                                                ---------         --------
                                                                                                        -                -
                                                                                                =========         ========

         No provision has been made for the taxation that arises on the chargeable profits from the sale of Group properties in 1997, as it is the Directors' intention to claim roll-over relief on the acquisition of replacement assets. The estimated amount of tax not provided is (Pound)1,300,000 (1997 - (Pound)1,300,000).


21       CALLED UP SHARE CAPITAL


                                                    ORDINARY SHARES OF 0.25P     PREFERENCE SHARES OF Pound1         TOTAL
                                                 NUMBER              Pound'000     NUMBER       Pound'000          Pound'000
          AUTHORISED

          At 1 April 1997                         800,000,000           2,000              -             -            2,000
          Increase                              1,400,000,000           3,500      4,500,000         4,500            8,000
                                                -------------           -----      ---------         -----           ------


          At 31 March 1998                      2,200,000,000           5,500      4,500,000         4,500           10,000
                                                -------------           -----      ---------         -----           ------

          ALLOTTED, CALLED UP AND
          FULLY PAID
          At 1 April 1997                         533,161,250           1,333              -             -            1,333
          Allotment of new shares                 488,177,655           1,220      4,500,000         4,500            5,720
                                                -------------           -----      ---------         -----           ------

          At 31 March 1998                      1,021,338,905           2,553      4,500,000         4,500            7,053
                                                -------------           -----      ---------         -----           ------

TAMARIS PLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 1998
________________________________________________________________________________



CALLED UP SHARE CAPITAL (CONTINUED)

TERMS OF PREFERENCE SHARES

The non-equity preference shares are cumulative convertible redeemable preference shares ("CCRP") of (Pound)1 each and carry a cumulative dividend of 7.2% net per annum, payable half-yearly in arrears on 31 March and 30 September in every year, except that the first Preference Dividend payment is payable on 30 September 1998 in respect of the period from the date of issue of the shares to 30 September 1998.

The shares are capable of being converted into new Ordinary Shares in Multiples of 500,000 preference shares, by providing written notice to the Company, and are convertible at a deemed conversion price of 3p. At 31 March 1998, the maximum number of new ordinary shares of 0.25p each, assuming full conversion, is 150,000,000.

On a return of capital on a liquidation, the holders of the CCRP shares receive capital and any preference dividends in arrears before distribution to the holders of the ordinary shares.

The holders of the CCRP shares have no voting rights at general meeting other than where preference dividends are more than six months in arrears, or a resolution is proposed for the winding up of the Company.


SHARE ALLOTMENTS DURING THE YEAR ENDED 31 MARCH 1998

Pursuant to shareholders' authority given at the Annual General Meeting of shareholders on 31 July 1996, 35,000,000 new ordinary shares of 0.25p each were allotted by a Placing on 19 May 1997 at 2.7p per share. The difference between the total consideration of (Pound)945,000 and the nominal value of the allotted shares of (Pound)87,500 was, after deduction of expenses, credited to the share premium account.

Pursuant to the exercise of an option granted to Barry McFadzean, a Director, on 9 September 1993 and subsequently assigned to CAP Investments Limited (a company controlled by Barry McFadzean), 3,536,570 new ordinary shares of 0.25p each were allotted on 11 June 1997 at 2.0p per share. The difference between the total consideration of (Pound)70,731 and the nominal value of the allotted new shares of (Pound)8,841 was, after deduction of expenses, credited to the share premium account.

Pursuant to shareholders' authority given at the Annual General Meeting of shareholders on 31 July 1996, 65,000,000 new ordinary shares of 0.25p each were allotted by a vendor placing on 18 June 1997 at 2.5p per share, as consideration for the acquisition of Bearehill Nursing and Residential Home. The difference between the total consideration of (Pound)1,625,000 and the nominal value of the allotted new shares of (Pound)162,500 was, after deduction of expenses, credited to the share premium account.

Pursuant to shareholders' authority given at the Annual General Meeting of shareholders on 31 July 1996, 43,636,364 new ordinary shares of 0.25p each were allotted by a vendor placing on 28 July 1997 at 2.75p per share, regarding the acquisition of the entire issued share capital of Caledonian Care Limited. The difference between the allotment value of the shares totalling (Pound)1,200,000 and their par value of (Pound)109,091 was transferred to merger reserve.

TAMARIS PLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 1998
________________________________________________________________________________


CALLED UP SHARE CAPITAL (CONTINUED)

Pursuant to shareholders' authority given at the Annual General Meeting of shareholders on 31 July 1997, 92,654,545 new ordinary shares of 0.25p each were allotted on 24 September 1997 at 2.75p per share regarding the acquisition of commercial property from Colegate Management Limited. The difference between the total consideration of (Pound)2,548,000 and the nominal value of the allotted new shares of (Pound)231,636 was, after deduction of expenses, credited to the share premium account.

Pursuant to shareholders' authority given at the Annual General Meeting of shareholders on 31 July 1997, 43,636,364 new ordinary shares of 0.25p each were allotted by a vendor placing on 15 December 1997 at 2.75p per share, as part consideration for the acquisition of Meadowvale Care Home. The difference between the total consideration of (Pound)1,200,000 and the nominal value of the allotted new shares of (Pound)109,091 was, after deduction of expenses, credited to the share premium account.

Pursuant to shareholders' authority given at the Extraordinary General Meeting of shareholders on 14 January 1998, regarding the acquisition of care home businesses from Westminster Health Care Limited and Quality Care Homes Limited, and the subscription for ordinary shares by Roseview International Limited, 114,545,455 new ordinary shares of 0.25p each were allotted on 26 January 1998 at 2.75p per share. The difference between the total consideration of (Pound)3,150,000 and the nominal value of the allotted new shares of (Pound)286,364 was, after deduction of expenses, credited to the share premium account.

Pursuant to shareholders' authority given at the Extraordinary General Meeting on 14 January 1998, 4,500,000 new cumulative convertible redeemable preference shares of (Pound)1 each were allotted on 27 January 1998, at par.

Pursuant to shareholders' authority given at the Extraordinary General Meeting of shareholders' on 14 January 1998, 7,272,727 new ordinary shares of 0.25p each were allotted on 25 February 1998 at 2.75p per share, as consideration for the acquisition of 20% of the issued share capital of The Nunnery Limited. The difference between the total consideration of (Pound)200,000 and the nominal value of the allotted new shares of (Pound)18,181 was, after deduction of expenses, credited to the share premium account.

Pursuant to shareholders' authority given at the Extraordinary General Meeting of shareholders on 14 January 1998, 3,962,100 new ordinary shares of 0.25p each were allotted on 5 March 1998 at 2.75p per share, as part settlement of a liquidated debt. The difference between the total consideration of (Pound)108,958 and the nominal part of the allotted new shares of (Pound)9,905 was, after deduction of expenses, credited to the share premium account.

Pursuant to shareholders' authority given at the Extraordinary General Meeting of shareholders on 14 January 1998, 22,222,222 new ordinary shares of 0.25p each were allotted by a Placing on 5 March 1998 at 2.25p per share. The difference between the total consideration of (Pound)500,000 and the nominal value of the allotted new shares of (Pound)55,556 was, after deduction of expenses, credited to the share premium account.

Pursuant to shareholders' authority given at the Extraordinary General Meeting of shareholders on 14 January 1998, 12,429,816 new ordinary shares of 0.25p each were allotted on 19 March 1998 at 2.5p per share, as part settlement of a liquidated debt. The difference between the total consideration of (Pound)310,745 and the nominal value of the allotted new shares of (Pound)31,075 was, after deduction of expenses, credited to the share premium account.

Pursuant to shareholders' authority given at the Extraordinary General Meeting of shareholders on 14 January 1998, 41,975,308 new ordinary shares of 0.25p each were allotted, subject to listing, by a Placing on 26 March 1998 at 2.025p per share. The difference between the total consideration of (Pound)850,000 and the nominal value of the allotted new shares of (Pound)104,938 was, after deduction of expenses, credited to the share premium account. The shares were admitted to the Official List of the London Stock Exchange on 2 April 1998.

TAMARIS PLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 1998
________________________________________________________________________________


CALLED UP SHARE CAPITAL (CONTINUED)

Pursuant to shareholders' authority given at the Extraordinary General Meeting of shareholders on 14 January 1998, 2,306,184 new ordinary shares of 0.25p each were allotted, subject to listing, on 25 February 1998 at 2.5p per share, in part settlement of a liquidated debt. The difference between the total consideration of (Pound)57,655 and the nominal value of the allotted new shares of (Pound)5,765, was, after deduction of expenses, credited to the share premium account. The shares were admitted to the Official List of the London Stock Exchange on 2 April 1998.

ALLOTMENTS SINCE THE YEAR END

Pursuant to shareholders' authority, given at the Extraordinary General Meeting of shareholders on 14 January 1998, 98,765,432 new ordinary shares of 0.25p each were allotted on 30 April 1998 at 2.025p per share as consideration for the acquisition of Walcott Limited. The difference between the total consideration of (Pound)2,000,000 and the nominal value of the allotted new shares of (Pound)246,914 was after deduction of expenses, credited to the share premium account.

Pursuant to shareholders' authority given at the Extraordinary General Meeting of shareholders on 14 January 1998, 100,582,300 new ordinary shares of 0.25p each were allotted on 11 June 1998 at 2.0p per share as consideration for the acquisition of Billinghay Limited. The difference between the total consideration of (Pound)2,011,646 and the nominal value of the allotted new shares of (Pound)251,456 was, after deduction of expenses, credited to the share premium account.

TAMARIS PLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 1998
________________________________________________________________________________


CALLED UP SHARE CAPITAL (CONTINUED)

A total of 22,409,710 (1997 - 10,909,710) options over the company's 0.25p ordinary shares have been granted, as follows:

         i) Under the Company's Executive Share Option Scheme, options will be satisfied by the transfer of existing shares held by Tamerise Limited pursuant to the Employees Trust:


                   NUMBER OF OPTIONS                 DATE OF GRANT         DATE OF EXERCISE      EXERCISE PRICE (P)

                   3,536,570                              9.9.1993             10.9.1996 to            2.25
                                                                                   9.2.2003
                   125,000                               23.6.1995             24.6.1998 to               2
                                                                                  23.6.2005

                  Share options granted on 8 October 1993 for 100,000 shares were exercised by G Barnfield on 30 November 1997 at 2p per share. Further options granted to G Barnfield on 23 June 1995 ceased to be exercisable during the year and have subsequently lapsed.

         ii) William Fitch and Barry McFadzean entered into option agreements with the Company on 9 September 1993 under which they were each granted options over 3,536,570 ordinary shares at a price of 2p per share, exercisable at any time after the period of two years from the date of grant (but not later than five years from the date of grant) or within a period of six months in the event of death, cessation as a Director, change of control of the Company or it undergoing a scheme of arrangement. Barry McFadzean subsequently assigned the benefit of his option agreement to CAP Investments Limited, a company controlled by him. CAP Investments Limited exercised their option on 11 June 1997.

         iii) Following approval at the Extraordinary General Meeting on 12 September 1997, the following share options were granted on 17 June 1998 under the terms of the 1997 Executive Share Option Scheme in respect of ordinary shares of 0.25p each.

                                                                            NUMBER OF
                                                                               SHARES

                   Barbara-Ann Maxwell - Director                           4,000,000
                   Graeme Willis - Director                                 2,500,000
                   Philip Baines - Company Secretary                        1,000,000
                   Other Executives                                         4,000,000
                                                                           ----------
                                                                           11,500,000
                                                                           ==========

         The shares are exercisable between 18 June 2001 and 17 June 2008 and the exercise price per share is 2p.

TAMARIS PLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 1998
________________________________________________________________________________



         WARRANTS

         During 1997 the Group acquired the Lodge Care homes under operating leases from Principal Healthcare Finance Limited ("Principal"). As part of that transaction, on 1 August 1996, Tamaris issued to Principal a warrant to subscribe for up to 25,116,976 ordinary shares at an exercise price of 3.9p per share. The warrant may be exercised in whole or in part at any time between the first and tenth anniversary of the issue of the warrant. The warrant is transferable in whole or in part without restriction.


22       SHARE PREMIUM ACCOUNT AND RESERVES


                                                                  SHARE
                                                                PREMIUM           MERGER                       PROFIT AND
                                                                ACCOUNT          RESERVE      OTHER RESERVE    LOSS ACCOUNT
                                                                Pound'000      Pound'000          Pound'000       Pound'000
          GROUP

          At 1 April 1997                                         4,582                -               715          2,481
          Arising on share allotments                            10,454            1,091                 -              -
          Share issue expenses                                    (626)                -                 -              -
          Goodwill written off                                        -           (1,604)                -              -
          Reserve movement                                            -              513              (513)             -
          Profit for the year                                         -                -                 -            478
                                                                 ------         --------             -----         ------
          At 31 March 1998                                       14,410                -               202          2,959
                                                                 ======         ========             =====         ======


         The Other reserve represents a capital reserve arising on acquisition of subsidiary companies in previous years.

         The cumulative amount of goodwill arising from acquisitions in current and prior years which has been written off to Group reserves, net of goodwill on acquired interests since disposed of, is (Pound)3,678,000 (1997 - (Pound)2,074,000).

                                                                                   SHARE
                                                                                 PREMIUM           MERGER      PROFIT AND
                                                                                 ACCOUNT          RESERVE    LOSS ACCOUNT
                                                                                 Pound'000      Pound'000       Pound'000
          COMPANY
          At 1 April 1997                                                          4,582            1,742             200
          Arising on share allotments                                             10,454            1,091               -
          Share issue expenses                                                     (626)                -               -
          Profit for the year                                                          -                -              53
                                                                                 -------           ------          ------

          At 31 March 1998                                                        14,410            2,833             253
                                                                                 =======           ======          ======

TAMARIS PLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 1998
________________________________________________________________________________



23       RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS


                                                                                    1998                             1997
                                                                 GROUP           COMPANY           GROUP          COMPANY
                                                             Pound'000         Pound'000       Pound'000        Pound'000

          Retained profit for the financial year                    478               53           1,813               19
          New ordinary share capital subscribed                  12,765           12,765           1,801            1,801
          New preference share
          Capital subscribed                                      4,500            4,500               -                -
          Share issue expenses                                     (626)            (626)            (99)             (99)
          Goodwill written off                                   (1,604)               -          (1,000)               -
                                                               --------          -------       ---------         ---------
                                                                 15,513           16,692           2,515            1,721

          Shareholders' funds at 1 April 1997                     9,111            7,857           6,596            6,136
                                                               --------         --------       ---------         ---------

          Shareholders' funds at 31 March 1998                   24,624           24,549           9,111            7,857
                                                               ========         ========       =========         ========


24       COMMITMENTS UNDER OPERATING LEASES

         The Company and Group have commitments under operating leases in respect of care home properties for payments of (Pound)15,556,000 in the year to 31 March 1999 (1997 - (Pound)6,461,000). The leases to which these amounts relate all expire after more than five years.


25       NET CASH (OUTFLOW)/INFLOW FROM OPERATING ACTIVITIES


                                                                                                    1998             1997
                                                                                               Pound'000          Pound'000

          Operating profit                                                                         2,507            1,323
          Depreciation charges                                                                       437              332
          Increase in debtors                                                                     (2,568)          (1,533)
          Increase in creditors                                                                    1,701            1,660
          Lease rental paid in advance                                                            (5,553)               -
                                                                                                --------          -------
          Net cash (outflow)/inflow from operating activities                                     (3,476)           1,782
                                                                                                ========          =======

TAMARIS PLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 1998
________________________________________________________________________________



26       RECONCILIATION OF NET CASHFLOW TO MOVEMENT IN NET DEBT


                                                                                                   1998              1997
                                                                                              Pound'000         Pound'000

          (Decrease)/increase in cash in the year                                                (2,823)            1,948
          Cash (inflow)/outflow from financing                                                   (8,524)            3,537
                                                                                               --------           -------


          Change in net debt resulting from cash flows                                          (11,347)            5,485
          Inception of hire purchase agreements                                                    (293)             (103)
          Deposit guaranteeing loan notes                                                             -             2,830
                                                                                               --------           -------

          Movement in net debt in the year                                                      (11,640)            8,212

          Net debt at 1 April 1997                                                                 (496)           (8,708)
                                                                                               --------           -------

          Net debt at 31 March 1998                                                             (12,136)             (496)
                                                                                               ========           =======


27       ANALYSIS OF CHANGES IN NET DEBT

                                                             AT 1 APRIL                          NON-CASH     AT 31 MARCH
                                                                   1997        CASH FLOW            ITEMS            1998
                                                              Pound'000        Pound'000        Pound'000       Pound'000

          Cash at bank and in hand                               1,871             (901)                -            970
          Bank overdrafts and short term loans                  (1,032)          (1,922)                -         (2,954)
                                                              --------         --------          --------       --------

                                                                   839           (2,823)                -         (1,984)

          Bank loans                                              (954)          (3,972)                -         (4,926)
          Hire purchase agreements                                (172)              98              (293)          (367)
          Loan notes                                            (3,000)               -                 -         (3,000)
          Deposit guaranteeing loan notes                        2,830                -                 -          2,830
          Other loans                                              (39)          (4,650)                -         (4,689)
                                                              --------         --------          --------       --------

                                                                  (496)         (11,347)             (293)       (12,136)
                                                              ========         ========          ========       ========


Non-cash items represent the inception of new hire purchase agreements.


28       ACQUISITIONS

         During the year the Group acquired a number of care home businesses and a portfolio of commercial office buildings. Details of the capitalised values of each transaction are given below. Apart from the acquisition of the entire share capital of Caledonian Care Limited, in each case only the business and certain assets and liabilities

TAMARIS PLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 1998
________________________________________________________________________________





         were acquired. In these circumstances, it is not practical to provide details of profits or losses for financial periods before acquisition. Details of the contribution to and utilisation of Group cash flow is given at note 29.

TAMARIS PLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 1998
________________________________________________________________________________



ACQUISITIONS (CONTINUED)

BEAREHILL NURSING HOME

On 18 June 1997, Bearehill Limited, a newly formed wholly owned Tamaris subsidiary, acquired the freehold property, related fixed assets and business of Bearehill Nursing and Residential Care Home (60 beds), for (Pound)1,625,000. This was financed by the issue of 65,000,000 ordinary shares in Tamaris, at a deemed price of 2.5p per share. The home was simultaneously sold to and leased back from IHP Limited for (Pound)1,685,000 on a 21 year operating lease.

The assets acquired were as follows:

                                                                                                               BOOK VALUE
                                                                                                                 AND FAIR
                                                                                                                    VALUE
                                                                                                                Pound'000

          Purchase consideration                                                                                    1,625
          Sale proceeds (net of costs)                                                                             (1,680)
                                                                                                                ---------

          Profit on disposal - credited to profit and loss account                                                    (55)

          Costs of acquiring lease - capitalised as short leasehold interests                                         104
                                                                                                                ---------

                                                                                                                       49
                                                                                                                =========


          Satisfied by:
          Shares                                                                                                    1,625
          Cash (net)                                                                                               (1,576)
                                                                                                                ---------
                                                                                                                       49
                                                                                                                =========

TAMARIS PLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 1998
________________________________________________________________________________



ACQUISITIONS (CONTINUED)

CALEDONIAN CARE LIMITED

On 28 July 1997, Tamaris acquired the entire issued ordinary share capital of Caledonian Care Limited, a company registered in Scotland, for a consideration of Pound 1,200,000, satisfied by the issue of 43,636,364 ordinary shares at a deemed price of 2.75p per share. The company comprised of two homes, Livingston Nursing Home (60 beds) and Turriff Nursing Home (54 beds).

Goodwill arising on the acquisition has been taken to reserves. The purchase of Caledonian Care Limited has been dealt with by the acquisition method of accounting. Advantage has been taken of merger relief offered by section 131 of the Companies Act 1985 in respect of the premium on the issue of shares to finance the acquisition.

The profit after taxation of Caledonian Care Limited for the period from 1 April 1997, the beginning of the subsidiary's financial year, to the date of acquisition was (Pound)293,270, including profit on disposal of fixed assets of (Pound)546,156. The loss after taxation for the period from acquisition to 31 March 1998 was (Pound)51,376.

The assets and liabilities of Caledonian Care Limited acquired were as follows:

                                                                                                               BOOK VALUE
                                                                                                                 AND FAIR
                                                                                                                    VALUE
                                                                                                                Pound'000

          Tangible fixed assets                                                                                        77

          Current assets
          Debtors                                                                                                     158
                                                                                                               ----------
          Total assets                                                                                                235
                                                                                                               ----------
          Creditors
          Bank overdrafts                                                                                              46
          Trade creditors                                                                                             325
          Other creditors and accruals                                                                                124
          Hire purchase creditors                                                                                      10
                                                                                                               ----------
          Total liabilities                                                                                           505
                                                                                                               ----------
          Net liabilities                                                                                            (270)

          Purchased goodwill taken to reserves                                                                      1,470
                                                                                                               ----------
                                                                                                                    1,200
                                                                                                               ==========
          Satisfied by:
          Shares                                                                                                    1,200
                                                                                                               ==========

TAMARIS PLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 1998
________________________________________________________________________________


ACQUISITIONS (CONTINUED)

COMMERCIAL PROPERTY PORTFOLIO

On 24 September 1997, Tamaris Estates Limited, a newly formed wholly owned subsidiary of Tamaris, acquired a portfolio of commercial office buildings from Colegate Management Limited for a consideration of (Pound)8,923,000. This was part financed by the issue of 92,654,545 ordinary shares at 2.75p per share and a (Pound)1,500,000 unsecured loan note to the vendor. The balance of the consideration was financed by long-term borrowings, as more fully explained in notes 19d and 19e.

The assets acquired were as follows:

                                                                                                               BOOK VALUE
                                                                                                                 AND FAIR
                                                                                                                    VALUE
                                                                                                                Pound'000

          Investment properties                                                                                     8,923
          Costs of acquisition                                                                                        535
                                                                                                               ----------
          Net assets acquired                                                                                       9,458
                                                                                                               ==========
          Satisfied by:
          Shares                                                                                                    2,548
          Unsecured loan note                                                                                       1,500
          Cash                                                                                                      5,410
                                                                                                               ----------
                                                                                                                    9,458
                                                                                                               ==========

TAMARIS PLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 1998
________________________________________________________________________________



ACQUISITIONS (CONTINUED)

LAURELS LODGE NURSING HOME

On 4 September 1997, Tamaris exercised an option in the lease of Laurels Lodge Nursing Home, to acquire the freehold of that property for (Pound)1,660,000. The home was simultaneously sold to and leased back from IHP Limited for (Pound)1,750,000 on a 21 year operating lease.

The assets acquired were as follows:

                                                                                                               BOOK VALUE
                                                                                                                 AND FAIR
                                                                                                                    VALUE
                                                                                                                Pound'000

          Purchase consideration                                                                                   1,660
          Sale proceeds (net of costs)                                                                            (1,688)
                                                                                                              ----------
          Profit on disposal - credited to profit and loss account                                                   (28)

          Costs of acquiring lease - capitalised as short leasehold interests                                         46
                                                                                                              ----------
                                                                                                                      18
                                                                                                              ==========
          Satisfied by:
          Cash (net)                                                                                                  18
                                                                                                              ==========

TAMARIS PLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 1998
________________________________________________________________________________



ACQUISITIONS (CONTINUED)


MEADOWVALE CARE HOME

On 15 December 1997, Meadowvale Care Limited, a newly formed wholly owned subsidiary of Tamaris, acquired the freehold property, related fixed assets and business of Meadowvale Care Home (52 beds) for a consideration of (Pound)1,500,000, satisfied by the issue of 43,636,364 ordinary shares at 2.75p each and the balance from the Group's existing cash resources.

The assets acquired were as follows:

                                                                                                               BOOK VALUE
                                                                                                                 AND FAIR
                                                                                                                    VALUE
                                                                                                                Pound'000

          Tangible fixed assets                                                                                     1,500
          Costs of acquisition                                                                                        163
                                                                                                               ----------
          Net assets acquired                                                                                       1,663
                                                                                                               ==========
          Satisfied by:
          Shares                                                                                                    1,200
          Cash                                                                                                        463
                                                                                                               ----------
                                                                                                                    1,663
                                                                                                               ==========

TAMARIS PLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 1998
________________________________________________________________________________


ACQUISITIONS (CONTINUED)

WESTMINSTER CARE HOMES

On 27 January 1998, two wholly owned subsidiaries of Tamaris, Ringdane Limited and Tammillec Limited, acquired the freehold land and buildings, related fixed assets and business of 12 homes, (674 beds) from Westminster Health Care Limited for an aggregate consideration of (Pound)20,050,000.

Ringdane Limited acquired 7 homes situated in England for a consideration of (Pound)11,000,000 satisfied by the issue of 4,500,000 cumulative convertible redeemable preference shares of (Pound)1 at par and (Pound)6,500,000 in cash. The homes were simultaneously sold to and leased back from Carlton Healthcare Properties Limited for (Pound)11,000,000 on 21 year operating leases.

Tammillec Limited acquired 5 homes situated in Northern Ireland for a consideration of (Pound)9,050,000 in cash. The homes were simultaneously sold to and leased back from Atlantic Healthcare Finance Limited for (Pound)9,050,000 on 25 year operating leases.

The assets acquired were as follows:

                                                                                                                 BOOK VALUE
                                                                                                                   AND FAIR
                                                                                                                      VALUE
                                                                                                                  Pound'000
          Purchase consideration                                                                                     20,050
          Sale proceeds                                                                                             (20,050)
                                                                                                               ------------
                                                                                                                          -
          Costs of acquiring leases - capitalised as short leasehold interests                                        1,747
                                                                                                               ------------
          Net assets acquired                                                                                         1,747
                                                                                                               ============
          Satisfied by:
          Preference shares of (Pound)1 each                                                                          4,500
          Cash (net)                                                                                                 (2,753)
                                                                                                               ------------
                                                                                                                      1,747
                                                                                                               ============



TAMARIS PLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 1998
________________________________________________________________________________




ACQUISITIONS (CONTINUED)

QUALITY CARE HOMES

On 27 February 1998, Termrate Limited, a wholly owned subsidiary of Tamaris at that date, acquired the care home businesses of 37 homes (1,889 beds) owned, by Quality Care Homes Limited, and was granted operating leases by Principal Healthcare Finance Limited for the properties at which those businesses are located. Additionally, from 30 June 1997 the Company assumed responsibility through a management agreement executed by a subsidiary for the operations of the care homes. Simultaneous with the execution of operating leases Termrate Limited acquired certain other assets and assumed the burden of certain other liabilities associated with those businesses, at net book value. On 10 March 1998 Termrate Limited changed its name to Quality Care Homes Limited.

The assets and liabilities acquired were as follows:

                                                                                                 BOOK VALUE
                                                                                                   AND FAIR
                                                                                                      VALUE
                                                                                                  Pound'000

          Tangible fixed assets                                                                       1,218
          Debtors                                                                                     1,610
          Cash at bank and in hand                                                                      348
          Bank overdrafts                                                                               (29)
          Creditors                                                                                  (2,916)
                                                                                                 ----------
                                                                                                        231


          Costs of acquiring leases - capitalised as short leasehold interests                        1,827
                                                                                                 ----------
          Net assets acquired                                                                         2,058
                                                                                                 ==========
          Satisfied by:
          Cash                                                                                        2,058
                                                                                                 ==========

TAMARIS PLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 1998
________________________________________________________________________________



ACQUISITIONS (CONTINUED)

DOUNEMOUNT HOMES

On 3 March 1998, Dounemead Limited, a wholly owned subsidiary of Tamaris, acquired the freehold land and buildings, related fixed assets and business of two nursing homes (81 beds) from Dounemount Limited for an aggregate consideration of (Pound)2,418,000 paid in cash.

The homes were simultaneously sold to and leased back from Care Home Properties Limited for (Pound)2,505,000 on 21 year operating leases.

The assets acquired were as follows:

                                                                                                              BOOK VALUE
                                                                                                                AND FAIR
                                                                                                                   VALUE
                                                                                                               Pound'000

          Purchase consideration                                                                                   2,418
          Sale proceeds (net of costs)                                                                            (2,462)
                                                                                                               ----------
          Profit on disposal - credited to profit and loss account                                                   (44)

          Costs of acquiring leases - capitalised as short leasehold interests                                       121
                                                                                                               ----------
                                                                                                                      77
                                                                                                               ==========
          Satisfied by:
          Cash (net)                                                                                                  77
                                                                                                               ==========

TAMARIS PLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 1998
________________________________________________________________________________




29       CASH FLOW FROM ACQUISITIONS

The business undertakings acquired during the year made the following contribution to and utilisation of Group cash flow.

                                                                                         1998             1997
                                                                                       Pound'000       Pound'000

          Net cash inflow from operating activities                                          540             494
          Returns on investment and servicing of finance                                    (349)            (42)
          Capital expenditure and financial investment                                      (255)           (214)
                                                                                       ---------       ---------
                                                                                             (64)            238
                                                                                       =========       =========


         Operating activities excludes central overhead.


30       PENSION CONTRIBUTIONS

         Contributions to employees' own pension schemes are accrued and payable during the term of employment.


31       CAPITAL COMMITMENTS

         The Company and Group had contracted capital commitments at the year end of (Pound)nil (1997 - (Pound)394,000).


32       CONTINGENT LIABILITIES

         Tamaris and/or its subsidiaries have given charges, guarantees or cross guarantees to lessors and bankers to assist the trading of other Group companies. Liabilities and commitments covered by these guarantees are all reported within these financial statements.

         There is a contingent liability to deferred taxation as set out in note 20.

         Tamaris has guaranteed the lease rentals of Northview Lodge Residential Care Home, which it manages on behalf of the owner.


33       RELATED PARTY TRANSACTIONS

         There were no transactions with Directors or related parties during the year other than as disclosed as Directors Emoluments in note 6.

TAMARIS PLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 1998
________________________________________________________________________________



34       POST BALANCE SHEET EVENTS

         On 30 April 1998, the Group acquired the entire issued ordinary share capital of Walcott Limited, a property company, for (Pound)2,000,000 satisfied by the issue of 98,765,432 new ordinary shares at 2.025p per share.

         On 11 June 1998, the Group acquired the entire issued share capital of Billinghay Limited, a property company, for (Pound)2,011,646 satisfied by the issue of 100,582,300 new ordinary shares at 2p per share.

         Subsequent to the year end a bank loan has been taken out by Tamaris Estates Limited for (Pound)1,000,000 that is secured over the Company interest in and debt due from Tamaris International Limited.



35       RECONCILIATION TO US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (US GAAP)

                                                                                                   AUDITED         AUDITED
                                                                                                YEAR ENDED      YEAR ENDED
                                                                                                  31 MARCH        31 MARCH
                                                                                                      1998            1997
                                                                                                 Pound'000       Pound'000

          Net profit before dividends per UK GAAP                                                   1,440           2,293
          Capitalised short leasehold interests (1)                                                (4,728)         (5,011)
          Amortisation of goodwill (2)                                                               (160)           (104)
          Revalued assets (3)                                                                           -             480
          Deferred taxation (4)                                                                         -            (725)
                                                                                                ---------         -------


          Net  (loss) per US GAAP                                                                  (3,448)         (3,067)
                                                                                                =========         =======


          Closing shareholders' equity per UK GAAP                                                 24,624           9,111
          Capitalised short leasehold interests (1)                                               (10,350)         (5,622)
          Capitalisation and amortisation of goodwill (2)                                           3,359           1,915
          Cumulative Redeemable Preference Shares (3)                                              (4,500)              -
          Deferred taxation (4)                                                                    (1,300)         (1,300)
                                                                                                ---------         -------

          Closing shareholders' equity per US GAAP                                                 11,833           4,104
                                                                                                =========         =======
          Changes in shareholders' equity on a US GAAP basis:
          Shareholders' equity at beginning of period -                                             4,104           5,949
          Net (loss)                                                                               (3,448)         (3,067)
          Dividends                                                                                  (962)           (480)
          New ordinary shares issued (net of issue costs)                                          12,139           1,702
                                                                                                ---------         -------

          Shareholders' equity at the end of period                                                11,833           4,104
                                                                                                =========         =======

TAMARIS PLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 1998
________________________________________________________________________________



The following are descriptions of US GAAP reconciling items:

(1) Under UK GAAP, the group capitalise, as short leasehold interests, the costs associated with the acquisition of care home operating leases that comprise the continuing ordinary activities of the group. Such costs are amortised over the period of the lease to which they relate. Under US GAAP, such costs are expensed in the period incurred.

(2)      Under UK GAAP, prior to the introduction of Financial
         Reporting Standard No 10, goodwill arising on acquisition could be written off immediately to reserves. Under US GAAP, goodwill is amortised over the estimated economic life of the asset which has been determined to be 20 years.

(3) Under UK GAAP, preference shares with mandatory redemption features are classified as nonequity interests and are a component of total shareholders' funds. Under US GAAP such redeemable preference shares are classified outside shareholders' funds.

(4) Under UK GAAP, deferred taxation is provided only to the extent that a liability or asset will crystallise in the foreseeable future (partial provision basis). Under US GAAP, a full provision basis is adopted for both deferred tax liabilities and assets. Deferred tax assets not expected to be utilised are reserved for with a valuation allowance.

         Additional disclosures are as follows:

1. Under UK GAAP returns on investment, servicing of finance, taxation, dividends paid and financial investment are shown as separate activities in the consolidated statement of cash flows. Under US GAAP, changes to such balances are generally included in operating activities as to returns on investment, servicing of finances and taxation, with the remaining items shown as financing activities. Under UK GAAP, capital expenditure and acquisitions and disposals are shown as separate activities. Under US GAAP, changes to such balances are generally included in investing activities. The sum of cash flows stemming from operating activities, returns on investment and servicing of finance and taxation under UK GAAP is the same in all material respects to cash flows from operating activities under US GAAP.

2. In 1998 the US Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities," effective for fiscal years beginning after June 15, 1999.

         The new standard requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. The key criterion for hedge accounting is that the hedging relationship must be highly effective in achieving offsetting changes in fair value cash flows. This statement shall not have any impact on the company, since it does not have any derivative instruments and does not use hedge accounting.